Independent Auditors' Consent

The Board of Directors
Security Equity Life Insurance Company:

We consent to the use of our reports on the financial statements of Security Equity Life Insurance Company and Separate Accounts Twenty-Six and Twenty Seven as of December 31, 1998, included herein and to the reference to our firm under the heading "Experts" in the Registration Statement and Prospectuses for Security Equity Separate Account Twenty-Six and Security Equity Separate Account Twenty-Seven.

/S/ KPMG LLP

St. Louis, Missouri
November 8, 1999